DRYDEN NATIONAL MUNICIPALS FUND, INC.
GATEWAY CENTER THREE
NEWARK, NEW JERSEY 07102




August 28, 2006


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


Re:	Dryden National Municipals Fund, Inc. (the "Fund")
File No. 811-2992

Ladies and Gentlemen:

Please find enclosed the Semi-Annual Report on Form N-SAR for the Fund for
 the six-month period ended June 30, 2006. This Form N-SAR was filed using the EDGAR System.

Very truly yours,


/s/ Jonathan D. Shain
Jonathan D. Shain
Assistant Secretary





This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 28th day of August 2006.



	DRYDEN NATIONAL MUNICIPALS FUND, INC.



Witness:  /s/ Floyd L. Hoelscher			By:  /s/ Jonathan D. Shain
Floyd L. Hoelscher	Jonathan D. Shain
Assistant Secretary





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